Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Biodel, Inc.

Danbury, Connecticut

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-153167) and the Registration Statements on Form S-8 (No. 333-144407) and (333-168903) of Biodel, Inc. of our report dated December 15, 2011, relating to the consolidated financial statements, which appears in this Form 10-K for the year ended September 30, 2011.

/s/BDO USA, LLP

New York, New York

December 15, 2011